SUB-ITEM 77Q1(a)

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT

                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

Pursuant to Sections 6.11 and 9.3 of the Amended and Restated Declaration of Trust dated dateYear2004Day16Month12December 16, 2004,as amended (the "Declaration"), of MFS Variable Insurance Trust(the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

                  The series designated as MFS Capital Opportunities Series shall be redesignated as MFS Core Equity Series.

Pursuant to Section 10.1 of the Declaration, this redesignation of series of Shares shall be effective May 1, 2007.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument,as an instrument under seal in The Commonwealth of Massachusetts, as of April 27, 2007 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


ROBERT E. BUTLER

Robert E. Butler
804 StreetaddressW. Park Avenue
State College PA  16803

placeCityLAWRENCE H. COHN

placeCityLawrence H. Cohn
Streetaddress45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
Streetaddress2571 N. Park Blvd.
placeCityCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

William R. Gutow
3 Rue Dulac

placeCityDallas PostalCodeTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty
PostalCode177 Old Briarcliff Road

Briarcliff PostalCodePostalCodeManor PostalCodeNY  PostalCode10510


J. ATWOOD IVES

PostalCodeJ. Atwood Ives
PostalCode17 West Cedar Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02108



ROBERT J. MANNING
Robert J. Manning
PostalCode13 Rockyledge Road
Swampscott MA  01907

PostalCodeLAWRENCE T. PERERA

PostalCodeLawrence T. Perera
PostalCode18 Marlborough Street

PostalCodePostalCodeBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN

Robert C. Pozen
PostalCode9 Arlington Street

PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT

J. Dale Sherratt
PostalCode86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
PostalCode235 Nashawtuc Road

PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108



Appendix A, dated February 27, 2007,to the Master Amended and Restated By-Laws for MFS Variable Insurance Trust, dated January 1, 2002 as revised June 23, 2004, is contained in the Registration Statement for MFS Series Trust XIV (File No. 811-22033), as filed with the Securities and Exchange Commission via EDGAR on March 15, 2007, under Section 8 of the Investment Company Act of 1940, as amended. Such document is incorporated herein by reference.